UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 9, 2009

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 9, 2009, Dollar Thrifty Automotive Group, Inc. (the “Company”) and Ford Motor Company (“Ford”) executed a vehicle supply agreement (the “VSA”) that, beginning with the 2009 Program Year, will allow the Company to source a portion of its annual vehicle purchases, with certain minimum and maximum volumes, through Ford until August 2012. Additional volume for any given Program Year may be requested by the Company, and Ford, at its discretion, may agree to increase the Program Year Volume offered for that Program Year. The VSA may be renewed for a three-year term, upon written agreement of the parties entered prior to August 31, 2012.

The multi-year agreement will supplement the Company’s primary supply agreement with Chrysler Corporation. That agreement – which remains in effect through the 2011 model year – requires the Company to purchase at least 75 percent of its vehicles from Chrysler to obtain certain agreed upon volume incentive payments.

The Company’s news release relating to the VSA is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	News release of Dollar Thrifty Automotive Group, Inc. dated February 11, 2009: Dollar Thrifty Signs Long-Term Vehicle Supply Agreement with Ford Motor Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

February 13, 2009	By:	/s/ H. CLIFFORD BUSTER, III
H. Clifford Buster, III
Executive Vice President, Chief Financial Officer

and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release of Dollar Thrifty Automotive Group, Inc. dated February 11, 2009: Dollar Thrifty Signs Long-Term Vehicle Supply Agreement with Ford Motor Company

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